UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2009

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5000 Philadelphia Way

Lanham, Maryland 20706-4417

(Address of principal executive offices)

(301) 731-4233

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On February 20, 2009, Integral Systems, Inc. (the “Company”) and QinetiQ Limited, a U.K-based international defense and security technology company (“QinetiQ”), entered into an Assignment and Sale of Intellectual Property Rights and Transfer of Commercial Records (the “IP Agreement”) and an Asset Sale Agreement (the “Asset Sale Agreement” and, together with the IP Agreement, the “Transaction Agreements”) pursuant to which the Company purchased from QinetiQ certain intellectual property and other assets relating to QinetiQ’s “satID” product line. Satellite operators use the “satID” technology to identify the geographic location of the source of any interference with or unauthorized use of satellite communications. The aggregate purchase price for the assets purchased under the Transaction Agreements consisted of $10 million plus the cost of inventory (estimated to be approximately $0.6 million).

Pursuant to the IP Agreement, the Company purchased certain software, patents, know-how and other intellectual property rights, rights under third party software licenses and commercial records relating to QinetiQ’s “satID” business. The IP Agreement includes customary warranties and covenants, including a covenant prohibiting, for a period of three years, QinetiQ and other entities within the QinetiQ group from developing, manufacturing or selling products that compete with the “satID” product line or similar products or providing services that compete with the services provided to customers of the “satID” product line. The IP Agreement also contains a license-back provision, under which the Company granted QinetiQ the right to use the patents purchased by the Company to develop and supply new products and services that do not compete with either the “satID” product line or similar products or with services provided to customers of the “satID” product line.

Pursuant to the Asset Sale Agreement, the Company purchased certain equipment, inventory and customer contracts and supply contracts relating to QinetiQ’s “satID” business. The Company also agreed to assume certain specified liabilities relating to these assets, including certain obligations under customer contracts and supply contracts. The Company has paid 50% of the estimated value of the inventory and will pay the remaining amount upon completion of the inventory valuation. The valuation of the inventory purchased under the Asset Sale Agreement is expected to be completed shortly and will be based on QinetiQ’s purchase cost of raw materials for the inventory. Upon execution of the Asset Sale Agreement, QinetiQ assigned to the Company those customer and supply contracts relating to QinetiQ’s “satID” business that do not require any third party consent to assignment, and the parties agreed to promptly seek to obtain consent for those contracts requiring such consent, including the novation of government contracts. The Company also obtained rights to outstanding accounts receivable relating to the customer contracts. The Asset Sale Agreement includes customary warranties and indemnities. QinetiQ’s liability in respect of claims by the Company under the Transaction Agreements is subject to certain limitations as set forth in a separate limitations agreement (the “Limitations Agreement”) entered into by the Company and QinetiQ on February 20, 2009.

The parties also entered into a services agreement (the “Services Agreement”) on February 20, 2009 pursuant to which QinetiQ agreed to provide consultancy services relating to the technology and “satID” business product acquired by the Company under the IP Agreement and related consultancy services for a period of 18 months. The fee for the services under the Services Agreement is $1.6 million plus certain costs and expenses, payable monthly. Additional services may be provided under the Services Agreement for additional fees based on hourly rates. The Services Agreement contains a covenant prohibiting the Company from soliciting QinetiQ employees during the term of the Services Agreement. The Services Agreement is subject to termination under various circumstances, including the Company’s failure to make timely payments to QinetiQ. All intellectual property developed by QinetiQ employees arising out of the performance of the services under the Services Agreement will vest exclusively in the Company.

Separately, on February 20, 2009, the Company entered into an agreement with QinetiQ North America Operations LLC (“QinetiQ North America”) pursuant to which the parties agreed to pursue teaming arrangements with respect to certain existing programs and jointly explore future programs for the national security marketplace. QinetiQ North America is a subsidiary of QinetiQ and operates under the control of a U.S. proxy board.

The Company used operational cash and existing lines of credit to fund the purchase of the assets described above and expects to use the same sources to fund the remaining balance of the purchase price for the inventory described above.

Since 2005, QinetiQ Limited, in association with its subsidiary QinetiQ Inc., has provided software and software development services to the Company in support of one of the Company’s U.S. government programs.

The foregoing is a summary of the terms of the IP Agreement, the Asset Purchase Agreement, the Services Agreement and the Limitations Agreement that are, in the Company’s judgment, material to the Company and does not purport to summarize or include all terms relating to the transactions contemplated by such agreements.

The foregoing summary is qualified in its entirety by reference to the IP Agreement, the Asset Sale Agreement, the Services Agreement and the Limitations Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 27, 2009.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On February 24, 2009 the Company issued a press release announcing the transaction described under Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated February 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: February 24, 2009	By:	/S/ WILLIAM M. BAMBARGER, JR.
	Name:	William M. Bambarger, Jr.
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Integral Systems, Inc., dated February 24, 2009.

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